February 20, 2019 Conduent Q4 2018 Earnings Results

Cautionary Statements Forward-Looking Statements This report contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward- looking statement made by us or on our behalf. Important factors and uncertainties that could cause our actual results to differ materially from those in our forward-looking statements include, but are not limited to: government appropriations and termination rights contained in our government contracts; our ability to renew commercial and government contracts awarded through competitive bidding processes; our ability to recover capital and other investments in connection with our contracts; our ability to attract and retain necessary technical personnel and qualified subcontractors; our ability to deliver on our contractual obligations properly and on time; competitive pressures; our significant indebtedness; changes in interest in outsourced business process services; our ability to obtain adequate pricing for our services and to improve our cost structure; claims of infringement of third-party intellectual property rights; the failure to comply with laws relating to individually identifiable information, and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions; breaches of our information systems or security systems or any service interruptions; our ability to estimate the scope of work or the costs of performance in our contracts; our continuing emphasis on and shift toward technology-led digital transactions; customer decision-making cycles and lead time for customer commitments; our ability to collect our receivables for unbilled services; a decline in revenues from or a loss or failure of significant clients; fluctuations in our non-recurring revenue; our failure to maintain a satisfactory credit rating; our ability to attract and retain key employees; increases in the cost of telephone and data services or significant interruptions in such services; our failure to develop new service offerings; our ability to modernize our information technology infrastructure and consolidate data centers; our ability to comply with data security standards; our ability to receive dividends or other payments from our subsidiaries; changes in tax and other laws and regulations; changes in government regulation and economic, strategic, political and social conditions; changes in U.S. GAAP or other applicable accounting policies; and other factors that are set forth in the “Risk Factors” section, the “Legal Proceedings” section, the “Management's Discussion and Analysis of Financial Condition and Results of Operations” section and other sections in our 2017 Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. Any forward-looking statements made by us in this presentation speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise. Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non- GAAP measures. Non-GAAP measures are footnoted, where applicable, in each slide herein. 2

Key Q4 & FY 2018 Highlights

CONDUENT

	Revenue	Adj. EBITDA[1]	Adj. FCF[1]
Q4 2018	$1.28B	$156M	$259M
FY 2018	$5.39B	$640M	$218M

- Revenue and Adjusted EBITDA in-line with guidance; Adjusted Free Cash Flow above guidance
- Divestiture plan fully executed with the close of select stand alone call center contracts
- Completed acquisition: Health Solutions Plus creating incremental opportunities in Healthcare space
- New business efforts gaining traction; Q4 2018 new business TCV up 6% yr/yr
- Improved balance sheet and cash position (net leverage ratio 1.2x)[2]
- Exceeded 3-year transformation initiative targets; achieved ~$730M of cumulative savings
- Further progress on IT modernization with continued investment in client-facing platforms and infrastructure
- Executed agreement to settle Texas litigation

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(1) Refer to Appendix for Non-GAAP reconciliations of revenue, adjusted EBITDA/margin and adjusted Free Cash Flow and for impact from ASC 606 accounting change and divestitures
(2) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA. Adjusted ratio uses Adjusted total Debt

Successful Execution of Plan

CONDUENT

Strategic Initiatives Undertaken

- $1 Billion Divestitures Concluded
- $476M Debt Pay Down (10.5% Senior Notes)
- 42% Real Estate sq. ft Reduced
- 51% Accu-shored Low Cost Countries
- 35% Reduction of Workforce
- +210 bps Margin Expansion
- ~10K+ Long-Tail Accounts Exited
- $200M Tech Modernization Investment

Execution of Plan from FY 2016

Adj. EBITDA Margin Expansion	9.8% to 11.9%
Three-year Cumulative Savings	~$730M
Adj. Free Cash Flow	User of Cash to generating >$200M annually
Net Leverage Ratio	From 2.7x to 1.2x

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Note: Operational metrics reflect the benefit of divested businesses, including Stand-Alone Customer Care contracts

Q4 / FY 2018 Signings, Pipeline, Renewal Rate

CONDUENT

Q4	2018
$1,527M	$5,445M

Total Contract Value (TCV)[1] Signings

- Q4 total signings up 7.4% yr/yr
- Q4 Renewals of $906M with significant contribution from Government clients
- Expanding digital offerings with Commercial client base

Q4	2018
93%	95%

Renewal Rate

- Reflects continued strength in client relationships
- Strong execution and account management driving client retention
- Sixth consecutive quarter of >90% renewal rate

Q4	2018
$621M	$1,598M

New Business TCV[1]

- Q4 New Business improved 6.3% yr/yr
- Continued discipline on signing strategic wins with target margins and better T&Cs
- Europe Q4 2018 new business signings up meaningfully
- Investment in sales gaining traction; salesforce closing more digital opportunities

~$12B

Rolling 12-Month Pipeline[1]

- Increase of digital opportunities across segments
- Strong interest in platform-based transformation deals
- Healthy mix of new logos and existing clients
- Focus on service line penetration

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(1) See Appendix for TCV reconciliation. All TCV and pipeline data excludes impact from divestitures

Progress on Our Digital Experience Focus Digital Interactions Evolving BPO Value Chain • Conduent sits at the intersection of Intelligent Platforms and Digital Experience 3 billions of mission-critical interactions everyday Data aggregation and analytics Cross-platform integration • Clients want to leverage data and Real-time, insight driven analytics to improve offerings to their end Personalized offerings services users Modernized and scalable Service offering ecosystems • Platform-based offerings allow for a capabilities constant feedback loop • Investing in technology to allow for every interaction to be Immediate, Intelligent and Individualized 1 2 Traditional BPO Services Business Process as-a- 1 Do Better • Labor intensive Service (BPaas) • Rule-based • Automated Delivery 2 Do More • Subscription/ Outcome-based 3 Do Different 6

Financials 7

Q4 2018 Earnings (in millions) Q4 2018 Q4 2017 B/(W) Q4 2017 B/(W) Comments Q4 2018 vs Q4 2017 Yr/Yr adjusted for Yr/Yr adjusted 606, for 606, Divestitures (1) Divestitures Flat excluding FX, ASC 606, 2017 & 2018 Revenue $1,282 $1,493 ($211) $1,331 ($49) divestitures and strategic decisions Gross Margin 22.9% 22.7% +20 bps SG&A 133 148 15 Adjusted operating income(1) $101 $130 ($29) $98 $3 Adjusted operating margin(1) 7.9% 8.7% (80 bps) 7.4% +50 bps Divestiture impact offsetting transformation Adjusted EBITDA1 $156 $188 $(32) $155 $1 Adjusted EBITDA margin1 Adjusted Operating12.2% margin12.6% 5.4%,(40 bps)up 60 bps 11.6%from 2015 +60 bps Restructuring and related costs GAAP EPS ($4.85)13 25 12 Reduced spend Depreciation and amortization 115 119 4 Interest expense Adj. EPS $1.0620 32 12 Interest savings from tender offer and repricing Separation costs — 4 4 (Gain) loss on divestitures and transaction costs 33 (1) (34) Litigation costs (recoveries), net 114 3 (111) Texas litigation (Gain) loss on extinguishment of debt — — — Other net expense / (income) 4 3 (1) Pretax income (loss) (143) 4 (147) GAAP tax (benefit) ($3) ($204) ($201) Q4 2017 tax reform impact on def. tax liability GAAP net income (loss) from Continuing Operations ($140) $208 ($348) Q4 2017 tax reform impact and loss on divestitures GAAP Diluted EPS from Continuing Operations ($0.69) $0.98 ($1.67) Adjusted tax rate(1) 28.4% 31.6% +320 bps Adjusted net income(1) $58 $67 ($9) Adjusted Diluted EPS1 from Continuing Operations $0.26 $0.31 ($0.05) 8 (1) Refer to Appendix for Non-GAAP reconciliations of adjusted revenue, adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS and for impact from ASC 606 accounting change and divestitures

FY 2018 Earnings (in millions) FY 2018 FY 2017 B/(W) FY 2017 B/(W) Comments FY 2018 vs FY 2017 Yr/Yr adjusted for 606, Yr/Yr adjusted for Divestitures (1) 606, Divestitures Flat excluding FX, ASC 606, 2017 & 2018 Revenue $5,393 $6,022 ($629) $5,607 ($214) divestitures and strategic decisions Gross Margin 22.5% 21.5% +100 bps SG&A 560 611 51 Adjusted operating income(1) $419 $418 $1 $344 $75 Adjusted operating margin(1) 7.8% 6.9% +90 bps 6.1% +170 bps Transformation offset by divestitures Adjusted EBITDA1 $640 $672 $(32) $598 $42 Adjusted EBITDA margin1 Adjusted Operating11.9% margin11.2% 5.4%,+70 up bps 60 bps from10.7% 2015 +120 bps Restructuring and related costs GAAP EPS ($4.85)81 101 20 Reduced yr/yr spend Depreciation and amortization 460 495 35 Interest expense Adj. EPS $1.06112 137 25 Interest savings from tender offer and repricing Separation costs — 12 12 (Gain) loss on divestitures, sales, and transaction costs 42 (42) (84) Litigation costs (recoveries), net 227 (11) (238) Texas litigation (Gain) loss on extinguishment of debt 108 — (108) Tender of senior notes Other net expense / (income) 5 (7) (12) Pretax income (loss) (395) (16) (379) GAAP tax (benefit) $21 ($193) ($214) GAAP net income (loss) from Continuing Operations ($416) $177 ($593) Q4 2017 tax reform impact, litigation costs, loss on GAAP Diluted EPS from Continuing Operations ($2.06) $0.81 ($2.87) divestitures Adjusted tax rate(1) 25.1% 33.8% +870 bps Tax reform impact Adjusted net income(1) $230 $186 $44 Adjusted Diluted EPS1 from Continuing Operations $1.05 $0.85 $0.20 Interest savings, lower restructuring and tax rate 9 (1) Refer to Appendix for Non-GAAP reconciliations of adjusted revenue, adjusted operating income/margin, adjusted EBITDA/margin and adjusted EPS and for impact from ASC 606 accounting change and divestitures

Q4 and FY 2018 Segment Summary

CONDUENT

(in millions)	Q4				Full Year			
	Revenue[1]		Adj EBITDA[1]		Revenue[1]		Adj EBITDA[1]	
	2017	2018	2017	2018	2017	2018	2017	2018
Commercial	$ 659	$ 649	$ 176	$ 165	$ 2,593	$ 2,547	$ 656	$ 597
Government	$ 345	$ 337	$ 103	$ 116	$ 1,407	$ 1,351	$ 437	$ 451
Transportation	$ 188	$ 189	$ 42	$ 40	$ 725	$ 729	$ 154	$ 149
Other*	$ 139	$ 107	$ 3	$ —	$ 882	$ 766	$ 96	$ 90
Shared IT / Infrastructure & Corporate Costs			$ (169)	$ (165)			$ (745)	$ (647)
Total	*$ 1,331*	*$ 1,282*	*$ 155*	*$ 156*	*$ 5,607*	*$ 5,393*	*$ 598*	*$ 640*

FY 2018 Segment Commentary

Commercial
- Adjusted revenue[1] down (1.8)% yr/yr; FY adj. EBITDA margin 23.4%
- Revenue up 1.8% excluding currency and strategic decisions

Government
- Adjusted revenue[1] down (4.0)% yr/yr; FY adj. EBITDA margin 33.4%
- Revenue down (2.2)% excluding strategic decisions (no currency impact)

Transportation
- Adjusted revenue[1] up 0.6% yr/yr; FY adj. EBITDA margin 20.4%
- Revenue flat excluding currency and strategic decisions

Shared IT / Infrastructure & Corporate Costs
- Meaningful reduction from FY 2017 to FY 2018 (down 13.2%)

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*Primarily divested businesses
(1) Refer to Appendix for Non-GAAP reconciliations of ASC 606 accounting change and divestitures. Segment revenue excludes impact from ASC 606.
NOTE: Revenue and adj. EBITDA from closed and pending divestitures moved to Other segment. Majority of stranded costs moved to Unallocated Corporate Costs and expected to be addressed in 2019.

Cash Flow (in millions) Q4 2018 FY 2018 FY 2018 Key Messages: Net income (loss) ($140) ($416) • Operating cash flow improvement Depreciation & amortization 115 460 primarily driven by working capital Stock-based compensation 8 38 Deferred tax benefit 15 (75) (Gain) loss on extinguishment of debt — 108 • Capex 4.2% of revenue driven by IT Changes in operating assets and liabilities 220 118 investments Other(1) 35 50 Operating Cash Flow $253 $283 (4) (2) • Adjusted free cash flow up $5M yr/yr Purchase of LB&E and other (74) (224) driven by working capital partially offset Proceeds from sales of LB&E 1 13 by increased Capex Net proceeds/payments for divestitures/acquisitions (2) 670 Other investing, net 1 1 Investing Cash Flow ($74) $460 • $675M in pre-tax proceeds from sale of Cash from Financing ($10) ($637) divested businesses Effect of exchange rates on cash and cash equivalents 1 (8) Change in cash, restricted cash and cash equivalents 170 98 Beginning cash, restricted cash and cash equivalents 595 667 Ending Cash, Restricted Cash and Cash Equivalents(3) $765 $765 Memo: Adjusted Free Cash Flow(4) $259 $218 Better / (Worse) vs prior year period $55 $5 (1) Includes gain (loss) on investments, amortization of financing costs, net (gain) loss on divestitures and transaction costs, contract inducement amortization and Other operating, net (2) Includes cost of additions to land, building and equipment (LB&E) and internal use software 11 (3) Includes $9 million of restricted cash for 2018 that was included in Other current assets on the Condensed Consolidated Balance Sheets (4) Please refer to slide 35 in Appendix for Non-GAAP reconciliation

Capital Structure Overview

CONDUENT

Debt Structure ($ in millions)

(in millions)	12/31/2017	9/30/2018	12/31/2018
Total Cash[1]	**$667**	**$595**	**$765**
Deferred Comp Cash	*(99)*	*(77)*	—
Restricted Cash	*(9)*	*(9)*	*(9)*
Adjusted Cash	**559**	**509**	**756**
Total Debt[2]	**2,061**	**1,577**	**1,567**
Term Loan A[3], [5] due 2022	732	711	705
Term Loan B[3] due 2023	842	835	833
10.5% Senior Notes due 2024	510	34	34
Capital Leases	33	30	26
Current net leverage ratio[4]	2.2x	1.6x	1.2x

Credit Metrics

FY 2019E interest expense	**~$90M**
Preferred dividend (annual)	*~$10M*
Target net leverage ratio	~2.0x
Average remaining maturity on outstanding debt	~4 years

Key Messages

- Current leverage ratio: 1.2x
- Revolver remains undrawn[6]
- Ended FY 2018 with a strong cash balance
- Used $90M in Q1 2019 for HSP acquisition
- Sufficient liquidity to address litigation payments
- Balanced capital allocation focused on driving shareholder value

(1) Total Cash includes restricted cash
(2) Total debt excludes deferred financing costs
(3) Revolving credit facility and Term Loan A interest rate is Libor + 175 bps; Term Loan B is Libor + 250 bps effective June 28, 2018
(4) Net debt (total debt less adjusted cash) divided by TTM Adjusted EBITDA. Adjusted ratio uses Adjusted total Debt
(5) Includes initial EUR 260M borrowing converted at end of quarter exchange rates; Reflects appreciation of the EUR; there was no incremental borrowing on the Term Loan A in Q4 2018
(6) $738M of available capacity under Revolving Credit Facility as of 12/31/2018

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FY 2019 Guidance Includes No Additional M&A FY 2018 Divestiture Adjusted FY (in millions) Reported Impact (3) 2018(4) FY 2019 Guidance Revenue (constant currency)(1) $5.39B $752M $4.64B Up 0.5 - 1.5% $590 - $610M Adj. EBITDA(2) $640M $105M $535M Up 10 - 14% Adj. EBITDA Margin(2) 11.9% 11.5% 12.5 - 13.1% Adj. Free Cash Flow(2) $218M ~35% of Adj. EBITDA % of Adj. EBITDA 34.1% Note: Please refer to the "Non-GAAP Outlook" in appendix for certain non-GAAP information regarding outlook (1) Year-over-year revenue growth comparison at constant currency (2) Refer to Appendix for Non-GAAP reconciliations of adjusted EBITDA / margin and adjusted FCF and for impact from ASC 606 accounting change and divestitures. FY 2019 FCF adjusted for Texas-related litigation impact (3) Includes all divestitures and select Stand Alone Customer Care contracts in run-off. (4) Adjusted for accounting 606 and 2017 and 2018 divestitures referenced on page 33. 13

Q&A 14

Appendix 15

Signings & Renewal Rate(1) Excluding Divestiture Impact ($ in millions) Q1' 17 Q2' 17 Q3' 17 Q4' 17 Q1' 18 Q2' 18 Q3' 18 Q4' 18 Total Contract Value $836 $1,142 $928 $1,422 $1,293 $1,887 $738 $1,527 New Business $496 $602 $349 $584 $367 $346 $264 $621 Renewals $340 $540 $579 $838 $926 $1,541 $474 $906 Annual Recurring Revenue Signings $135 $115 $84 $137 $81 $79 $65 $140 Non-Recurring Revenue Signings $80 $89 $70 $87 $53 $61 $63 $57 Unadjusted ($ in millions) Q1' 17 Q2' 17 Q3' 17 Q4' 17 Q1' 18 Q2' 18 Q3' 18 Q4' 18 Total Contract Value $931 $1,244 $1,048 $1,730 $1,428 $1,947 $771 $1,571 New Business $530 $657 $390 $683 $406 $372 $282 $621 Renewals $401 $587 $658 $1,047 $1,022 $1,575 $489 $950 Annual Recurring Revenue Signings $143 $130 $92 $168 $93 $86 $79 $140 Non-Recurring Revenue Signings $93 $108 $86 $96 $63 $69 $64 $57 Renewal rate 92% 89% 99% 96% 94% 99% 91% 93% (1) See definitions in Appendix 16

Definitions TCV = Total contract value Annual Recurring Revenue Signings = Includes new business TCV. New Business TCV = Annual recurring revenue signings multiplied by the contract term plus non-recurring revenue signings. Pipeline = TCV pipeline of deals in all sell stages over a rolling 12 months Renewal Rate = Annual recurring revenue (ARR) on contracts that are renewed during the period as a percentage of ARR on all contracts for which a renewal decision was made during the period (excluding contracts for which a strategic decision to not renew was made based on risk or profitability). Revenue productivity = Calculated as trailing-twelve months (TTM) revenue (excluding impact from divestitures and ASC 606) / average quarter-end headcount for last four quarters. Segment calculation excludes corporate headcount. TSA = Transition Services Agreement associated with divested businesses 17

2019 Modeling Considerations

CONDUENT

	Outlook Commentary
FY 2019E Revenue Outlook (vs. FY 2018 "Baseline")	Up 0.5% - 1.5% (including HSP impact), weighted towards 2H 2019
FY 2019E Adjusted EBITDA Seasonality	Expect typical seasonality, excluding stranded cost impacts
Restructuring costs	Expected to be $40 - $45M for the full year
Interest Expense	Expected to be ~$90M for the full year (assumes one mid-year interest rate hike)
FY 2019E Adj Free Cash Flow	Expect to be ~35% of Adj. EBITDA, typically weighted towards Q4 2019, given seasonality. Expect to exclude Texas-related impacts from Adj FCF calculation.
Capex	Expected to be ~4.5% of Revenue in FY 2019
Taxes	Expected full year adjusted tax rate of 28 - 30%
Cash Taxes	Expect ~$85M in FY 2019, excluding impact from Texas-related payments
Stranded Overhead Costs	Expect ~$50M of stranded overhead costs through Q4, based on timing of divestitures and increased TSA requirements. Expected to impact Q2 - Q4 evenly

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Non-GAAP Financial Measures Non-GAAP Financial Measures We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with U.S. GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Condensed Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions, and providing such non-GAAP financial measures to investors allows for a further level of transparency as to how management reviews and evaluates our business results and trends. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on certain of these non-GAAP measures. A reconciliation of the following non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP are provided below. These reconciliations also include the income tax effects for our non-GAAP performance measures in total, to the extent applicable. The income tax effects are calculated under the same accounting principles as applied to our reported pre-tax performance measures under ASC 740, which employs an annual effective tax rate method. The noted income tax effect for our non-GAAP performance measures is effectively the difference in income taxes for reported and adjusted pre-tax income calculated under the annual effective tax rate method. The tax effect of the non-GAAP adjustments was calculated based upon evaluation of the statutory tax treatment and the applicable statutory tax rate in the jurisdictions in which such charges were incurred. Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate. We make adjustments to Income (Loss) before Income Taxes for the following items, for the purpose of calculating Adjusted Revenue, Adjusted Net Income (Loss), Adjusted Earnings per Share and Adjusted Effective Tax Rate: • Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our strategic transformation program. • Amortization of acquired intangible assets. The amortization of acquired intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period. • Separation costs. Separation costs are expenses incurred in connection with separation from Xerox Corporation into a separate, independent, publicly traded company. These costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies. • (Gain) loss on divestitures and transaction costs. Represents (gain) loss on divested businesses and transaction costs. • Litigation costs (recoveries), net. Litigation costs (recoveries), net represents reserves for the State of Texas litigation, Student Loan Service exposures and certain terminated contracts that are subject to litigation. • (Gain) loss on extinguishment of debt. Represents premium on debt extinguishment and write down of the associated unamortized discount and issuance costs. • Other (income) expenses, net. Other (income) expenses, net includes currency (gains) losses, net and all other (income) expenses, net. • NY MMIS charge (credit). Costs associated with the Company not fully completing the State of New York Health Enterprise Platform project. • HE charge (credit). Costs associated with not fully completing the Health Enterprise Medical platform projects in California and Montana. • 606 Adjustment • (Revenue) / (Income) loss from divestitures The Company provides adjusted net income and adjusted EPS financial measures to assist our investors in evaluating our ongoing operating performance for the current reporting period and, where provided, over different reporting periods, by adjusting for certain items which may be recurring or non-recurring and which in our view do not necessarily reflect ongoing performance.  We also internally use these measures to assess our operating performance, both absolutely and in comparison to other companies, and in evaluating or making selected compensation decisions. Management believes that adjusted effective tax rate, provided as supplemental information, facilitates a comparison by investors of our actual effective tax rate with an adjusted effective tax rate which reflects the impact of the items which are excluded in providing adjusted net income and certain other identified items, and may provide added insight into our underlying business results and how effective tax rates impact our ongoing business. 19

Non-GAAP Financial Measures Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin. We make adjustments to Revenue, Costs and Expenses and Margin for the following items (as defined above), for the purpose of calculating Adjusted Revenue, Adjusted Operating Income and Adjusted Operating Margin: • Restructuring and related costs. • Amortization of acquired intangible assets. • Interest expense. Interest expense includes interest on long-term debt and amortization of debt issuance costs. • Separation costs. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • (Gain) loss on extinguishment of debt. • Other (income) expenses, net. • NY MMIS charge (credit). • HE charge (credit). • ASC 606 adjustment. • (Revenue) / (Income) loss from divestitures. We provide our investors with adjusted revenue, adjusted operating income and adjusted operating margin information, as supplemental information, because we believe it offers added insight, by itself and for comparability between periods, by adjusting for certain non-cash items as well as certain other identified items which we do not believe are indicative of our ongoing business, and may also provide added insight on trends in our ongoing business. Adjusted Other Profit and Margin We adjust Other profit and margin for NY MMIS and HE charge adjustments. We provide Other adjusted loss and Other adjusted margin information, as supplemental information, because we believe that the adjustment for NY MMIS wind-down costs and HE charge, which we do not believe are indicative of our ongoing business, supplementally provides investors added insight into underlying Other loss and gross margin results and trends, both by itself and in comparison to other periods. 20

Non-GAAP Financial Measures Segment and Consolidated Adjusted EBITDA and EBITDA Margin We use Adjusted EBITDA and Adjusted EBITDA Margin as an additional way of assessing certain aspects of our operations that, when viewed with the U.S. GAAP results and the accompanying reconciliations to corresponding U.S. GAAP financial measures, provide a more complete understanding of our on-going business. Adjusted EBITDA represents Income (loss) before Interest, Income Taxes, Depreciation and Amortization adjusted for the following items (which are defined above). Adjusted EBITDA margin is Adjusted EBITDA divided by adjusted revenue: • Restructuring and related costs. • Separation costs. • (Gain) loss on divestitures and transaction costs. • Litigation costs (recoveries), net. • (Gain) loss on extinguishment of debt. • Other (income) expenses, net. • NY MMIS charge (credit) / NY MMIS Depreciation. • HE charge (credit). • ASC 606 adjustment. • (Revenue) / (Income) loss from divestitures. Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance. Management cautions that amounts presented in accordance with Conduent’s definition of Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA and EBITDA Margin in the same manner. Adjusted Government Services Segment Revenue and Profit We adjusted Government Services Segment revenue, profit and margin for the NY MMIS and HE charges as we believe it offers added insight, by itself and for comparability between periods, for items which we do not believe are indicative of our ongoing business. Free Cash Flow Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software, tax payments related to divestitures, vendor financed capital lease and proceeds from sales of land, buildings and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions and invest in land, buildings and equipment and internal use software and make required principal payments on debt. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under U.S. GAAP. Adjusted Free Cash Flow Adjusted free cash flow is defined as free cash flow from above plus deferred compensation payments, transaction costs, costs related to Texas litigation, and certain other identified adjustments. Adjusted Cash Adjusted cash is defined as cash and cash equivalents less cash from terminated deferred compensation to be paid to plan participants. We believe this provides added insight into cash and cash equivalent positions. Constant Currency To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates. This currency impact is calculated by translating the current period activity in local currency using the comparable prior-year period's currency translation rate. Non-GAAP Outlook In providing outlook for adjusted EBITDA we exclude certain items which are otherwise included in determining the comparable GAAP financial measure. A description of the adjustments which historically have been applicable in determining adjusted EBITDA are reflected in the table below. We are providing such outlook only on a non-GAAP basis because the Company is unable to predict with reasonable certainty the totality or ultimate outcome or occurrence of these adjustments for the forward-looking period, such as amortization, restructuring, separation costs, NY MMIS, HE charge, and certain other adjusted items, which can be dependent on future events that may not be reliably predicted. Based on past reported results, where one or more of these items have been applicable, such excluded items could be material, individually 21 or in the aggregate, to reported results. We have provided and outlook for revenue on a constant currency basis due to the inability to accurately predict foreign currency impact on revenues. Outlook for Free Cash Flow and Adjusted Free Cash Flow is provided as a factor of expected adjusted EBITDA, see above.

Non-GAAP Reconciliation: Adj. Net Income (Loss) & Adj. EPS

CONDUENT

(in millions, except EPS. Shares in thousands)	Three Months Ended December 31, 2018 Net Income (Loss)	Three Months Ended December 31, 2018 Diluted EPS	Three Months Ended December 31, 2017 Net Income (Loss)	Three Months Ended December 31, 2017 Diluted EPS	Years Ended December 31, 2018 Net Income (Loss)	Years Ended December 31, 2018 Diluted EPS	Years Ended December 31, 2017 Net Income (Loss)	Years Ended December 31, 2017 Diluted EPS
GAAP as Reported From Continuing Operations	$ (140)	$ (0.69)	$ 208	$ 0.98	$ (416)	$ (2.06)	$ 177	$ 0.81
Adjustments:								
Restructuring and related costs	13		25		81		101	
Amortization of acquired intangible assets	61		61		242		243	
Separation costs	—		4		—		12	
(Gain) loss on divestitures and transaction costs	33		(1)		42		(42)	
Litigation costs (recoveries), net	114		3		227		(11)	
(Gain) loss on extinguishment of debt	—		—		108		—	
Other (income) expenses, net	4		3		5		(7)	
NY MMIS charge (credit)	—		(1)		(2)		9	
HE charge (credit)	(1)		—		(1)		(8)	
Less: Income tax adjustments[1]	(26)		(235)		(56)		(288)	
Adjusted Net Income (Loss) and EPS	$ 58	$ 0.26	$ 67	$ 0.31	$ 230	$ 1.05	$ 186	$ 0.85
(GAAP shares in thousands)								
Weighted average common shares outstanding		207,103		204,607		206,056		204,007
Stock options		—		131		—		195
Restricted stock and performance units / shares		—		2,742		—		2,591
Adjusted Weighted Average Shares Outstanding[2]		207,103		207,480		206,056		206,793
(Non-GAAP shares in thousands)								
Weighted average common shares outstanding		207,103		204,607		206,056		204,007
Stock options		65		131		118		195
Restricted stock and performance units / shares		3,480		2,742		3,480		2,491
8% Convertible preferred stock		—		5,393		—		—
Adjusted Weighted Average Shares Outstanding		210,648		212,873		209,654		206,693

(1) Reflects the income tax (expense) benefit of the adjustments. Refer to the Effective Tax Rate reconciliation details.

(2) Average shares for the 2018 and 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million for both of the three months ended December 31, 2018 and 2017 and $10 million for both of the twelve months ended December 31, 2018 and 2017, respectively.

22

CONDUENT

(in millions, except EPS. Shares in thousands)	Three Months Ended December 31, Adjusted for 606 and Divestitures[3] 2018 Net Income (Loss)	2018 Diluted EPS	2017 Net Income (Loss)	2017 Diluted EPS	Years Ended December 31, Adjusted for 606 and Divestitures[3] 2018 Net Income (Loss)	2018 Diluted EPS	2017 Net Income (Loss)	2017 Diluted EPS
GAAP as Reported From Continuing Operations	$ (140)	$ (0.69)	$ 208	$ 0.98	$ (416)	$ (2.06)	$ 177	$ 0.81
Adjustments:								
Restructuring and related costs	13		25		81		101	
Amortization of acquired intangible assets	61		61		242		243	
Separation costs	—		4		—		12	
(Gain) loss on divestitures and transaction costs	33		(1)		42		(42)	
Litigation costs (recoveries), net	114		3		227		(11)	
(Gain) loss on extinguishment of debt	—		—		108		—	
Other (income) expenses, net	4		3		5		(7)	
NY MMIS charge (credit)	—		(1)		(2)		9	
HE charge (credit)	(1)		—		(1)		(8)	
ASC 606 adjustment	—		(3)		—		(11)	
2017 divestitures	—		—		—		(7)	
2018 divestitures	—		(29)		—		(56)	
Less: Income tax adjustments[1]	(26)		(235)		(56)		(288)	
Adjusted Net Income (Loss) and EPS	$ 58	$ 0.26	$ 35	$ 0.15	$ 230	$ 1.05	$ 112	$ 0.49
(GAAP shares in thousands)								
Weighted average common shares outstanding		207,103		204,607		206,056		204,007
Stock options		—		131		—		195
Restricted stock and performance units / shares		—		2,742		—		2,591
Adjusted Weighted Average Shares Outstanding[2]		207,103		207,480		206,056		206,793
(Non-GAAP shares in thousands)								
Weighted average common shares outstanding		207,103		204,607		206,056		204,007
Stock options		65		131		118		195
Restricted stock and performance units / shares		3,480		2,742		3,480		2,491
8% Convertible preferred stock		—		5,393		—		—
Adjusted Weighted Average Shares Outstanding		210,648		212,873		209,654		206,693

(1) Reflects the income tax (expense) benefit of the adjustments. Refer to the Effective Tax Rate reconciliation details.

(2) Average shares for the 2018 and 2017 calculation of adjusted EPS excludes 5 million shares associated with our Series A convertible preferred stock and includes the impact of the preferred stock dividend of $2.4 million for both of the three months ended December 31, 2018 and 2017 and $10 million for both of the twelve months ended December 31, 2018 and 2017, respectively.

(3) Adjusted for the impact from 606 accounting standard change and revenue and (income) loss from divestitures

23

CONDUENT

Non-GAAP Reconciliation: Adj. Effective Tax Rate

(in millions)	Three Months Ended December 31, 2018			Three Months Ended December 31, 2017		
	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$ (143)	$ (3)	2.1%	$ 4	$ (204)	
Benefit from tax law changes	—	—		—	198	
Other Non-GAAP adjustments	224	26		94	37	
Total non-GAAP adjustments[1]	224	26		94	235	
Adjusted[2]	$ 81	$ 23	28.4%	$ 98	$ 31	31.6%

(in millions)	Year Ended December 31, 2018			Year Ended December 31, 2017		
	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Benefit) Expense	Effective Tax Rate
GAAP as Reported From Continuing Operations	$ (395)	$ 21	(5.3)%	$ (16)	$ (193)	
Benefit from tax law changes	—	—		—	198	
Termination of COLI plan	—	—		—	(19)	
Other Non-GAAP adjustments	702	56		297	109	
Total Non-GAAP adjustments[1]	702	56		297	288	
Adjusted[2]	$ 307	$ 77	25.1 %	$ 281	$ 95	33.8%

(1) Refer to Net Income (Loss) reconciliation for details of non-GAAP adjustments.

(2) The tax impact of Adjusted Pre-tax income (loss) from continuing operations was calculated under the same accounting principles applied to the 'As Reported' pre-tax income (loss), which employs an annual effective tax rate method to the results and without regard to the business divestitures, the State of Texas litigation reserve, loss on extinguishment of debt, charges for amortization of intangible assets, restructuring and divestiture related costs.

24

Non-GAAP Reconciliation: Adjusted Operating Income / Margin (As Reported) Previously Previously Reported Reported (in millions) Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2017 FY 2018 GAAP Revenue From Continuing Operations $ 1,493 $ 1,420 $ 1,387 $ 1,304 $ 1,282 $ 6,022 $ 5,393 GAAP Pre-tax Income (Loss) From Continuing Operations 4 (54) 54 (252) (143) (16) (395) GAAP Operating Margin As Reported 0.3% (3.8)% 3.9% (19.3)% (11.2)% (0.3)% (7.3)% GAAP Pre-tax income (Loss) From Continuing Operations $ 4 $ (54) $ 54 $ (252) $ (143) $ (16) $ (395) Adjustments: Restructuring and related costs 25 20 17 31 13 101 81 Amortization of acquired intangible assets 61 61 60 60 61 243 242 Interest expense 32 33 37 22 20 137 112 Separation costs 4 — — — — 12 — (Gain) loss on divestitures and transaction costs (1) 15 (60) 54 33 (42) 42 Litigation costs (recoveries), net 3 31 4 78 114 (11) 227 (Gain) loss on extinguishment of debt — — — 108 — — 108 Other (income) expenses, net 3 (1) (2) 4 4 (7) 5 NY MMIS charge (credit) (1) — (1) (1) — 9 (2) HE charge (credit) — — — — (1) (8) (1) Adjusted Operating Income/Margin $ 130 $ 105 $ 109 $ 104 $ 101 $ 418 $ 419 Adjusted Operating Margin 8.7% 7.4% 7.9% 8.0% 7.9% 6.9% 7.8% 25

Non-GAAP Reconciliation: Adjusted Revenue and Operating Income / Margin(1) (Adjusted results: Adjusts 2017 for comparable results to 2018 reported) Adjusted for 606 and Divestitures(1) (in millions) Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2017 FY 2018 GAAP Revenue From Continuing Operations $ 1,493 $ 1,420 $ 1,387 $ 1,304 $ 1,282 $ 6,022 $ 5,393 ASC 606 adjustment (41) — — — — (166) — 2017 divestitures — — — — — (59) — Revenue Adjusted for 606 and 2017 Divestitures 1,452 1,420 1,387 1,304 1,282 5,797 5,393 2018 divestitures (121) — — — — (190) — Adjusted Revenue $ 1,331 $ 1,420 $ 1,387 $ 1,304 $ 1,282 $ 5,607 $ 5,393 Pre-tax Income (Loss) From Continuing Operations 4 (54) 54 (252) (143) (16) (395) ASC 606 adjustment (3) — — — — (11) — 2017 divestitures — — — — — (7) — Pre-Tax Income (Loss) Adjusted for 606 and 2017 Divestitures 1 (54) 54 (252) (143) (34) (395) 2018 divestitures (29) — — — — (56) — Adjusted Pre-Tax Income (Loss) $ (28) $ (54) $ 54 $ (252) $ (143) $ (90) $ (395) Adjusted Operating Margin (2.1)% (3.8)% 3.9% (19.3)% (11.2)% (1.6)% (7.3)% Adjusted Revenue $ 1,331 $ 1,420 $ 1,387 $ 1,304 $ 1,282 $ 5,607 $ 5,393 Pre-tax income (Loss) From Continuing Operations $ 4 $ (54) $ 54 $ (252) $ (143) $ (16) $ (395) Adjustments: Restructuring and related costs 25 20 17 31 13 101 81 Amortization of acquired intangible assets 61 61 60 60 61 243 242 Interest expense 32 33 37 22 20 137 112 Separation costs 4 — — — — 12 — (Gain) loss on divestitures and transaction costs (1) 15 (60) 54 33 (42) 42 Litigation costs (recoveries), net 3 31 4 78 114 (11) 227 (Gain) loss on extinguishment of debt — — — 108 — — 108 Other (income) expenses, net 3 (1) (2) 4 4 (7) 5 NY MMIS charge (credit) (1) — (1) (1) — 9 (2) HE charge (credit) — — — — (1) (8) (1) ASC 606 adjustment (3) — — — — (11) — 2017 divestitures — — — — — (7) — Operating Income Adjusted for 606 and 2017 Divestitures 127 105 109 104 101 400 419 2018 divestitures (29) — — — — (56) — Adjusted Operating Income/Margin $ 98 $ 105 $ 109 $ 104 $ 101 $ 344 $ 419 Adjusted Operating Margin 7.4% 7.4% 7.9% 8.0% 7.9% 6.1% 7.8% 26 (1) Adjusted for the impact from 606 accounting standard change and divestiture impact over the same period year over year

Non-GAAP Reconciliation: Adjusted EBITDA

CONDUENT

(in millions)	Q4 2017	Previously Reported Q1 2018	Q2 2018	Q3 2018	Q4 2018	Previously Reported FY 2017	FY 2018
Reconciliation to Adjusted Revenue							
GAAP Revenue From Continuing Operations	$ 1,493	$ 1,420	$ 1,387	$ 1,304	$ 1,282	$ 6,022	$ 5,393
Adjusted Revenue	$ 1,493	$ 1,420	$ 1,387	$ 1,304	$ 1,282	$ 6,022	$ 5,393
GAAP Net Income (Loss) from Continuing Operations	$ 208	$ (50)	$ 11	$ (237)	$ (140)	$ 177	$ (416)
Interest expense	32	33	37	22	20	137	112
Income tax expense (benefit)	(204)	(4)	43	(15)	(3)	(193)	21
Depreciation and amortization	119	116	116	113	115	495	460
Contract inducement amortization	—	1	1	—	1	2	3
EBITDA	$ 155	$ 96	$ 208	$ (117)	$ (7)	$ 618	$ 180
EBITDA Margin	*10.4%*	*6.8%*	*15.0%*	*(9.0)%*	*(0.5)%*	*10.3%*	*3.3%*
EBITDA	$ 155	$ 96	$ 208	$ (117)	$ (7)	$ 618	$ 180
Restructuring and related costs	25	20	17	31	13	101	81
Separation costs	4	—	—	—	—	12	—
(Gain) loss on divestitures and transaction costs	(1)	15	(60)	54	33	(42)	42
Litigation costs (recoveries), net	3	31	4	78	114	(11)	227
(Gain) loss on extinguishment of debt	—	—	—	108	—	—	108
Other (income) expenses, net	3	(1)	(2)	4	4	(7)	5
NY MMIS charge (credit)	(1)	—	(1)	(1)	—	9	(2)
HE charge (credit)	—	—	—	—	(1)	(8)	(1)
Adjusted EBITDA	188	161	166	157	156	672	640
Adjusted EBITDA Margin	12.6%	11.3%	12.0%	12.0 %	12.2%	11.2%	11.9%

27

Non-GAAP Reconciliation: Adjusted EBITDA[1]

(Adjusted results: Adjusts 2017 for comparable results to 2018 reported)

CONDUENT

(in millions)	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2017	FY 2018
	Adjusted for 606 and Divestitures[1]						
Reconciliation to Adjusted Revenue							
GAAP Revenue From Continuing Operations	$ 1,493	$ 1,420	$ 1,387	$ 1,304	$ 1,282	$ 6,022	$ 5,393
ASC 606 adjustment	(41)	—	—	—	—	(166)	—
2017 divestitures	—	—	—	—	—	(59)	—
Revenue Adjusted for 606 and 2017 Divestitures	1,452	1,420	1,387	1,304	1,282	5,797	5,393
2018 divestitures	(121)	—	—	—	—	(190)	—
Adjusted Revenue	$ 1,331	$ 1,420	$ 1,387	$ 1,304	$ 1,282	$ 5,607	$ 5,393
GAAP Net Income (Loss) from Continuing Operations	$ 208	$ (50)	$ 11	$ (237)	$ (140)	$ 177	$ (416)
Interest expense	32	33	37	22	20	137	112
Income tax expense (benefit)	(204)	(4)	43	(15)	(3)	(193)	21
Depreciation and amortization	119	116	116	113	115	495	460
Contract inducement amortization	—	1	1	—	1	2	3
ASC 606 adjustment	(3)	—	—	—	—	(11)	—
2017 divestitures	—	—	—	—	—	(7)	—
2017 divestitures depreciation and amortization	—	—	—	—	—	1	—
EBITDA Adjusted for 606 and 2017 Divestitures	152	96	208	(117)	(7)	601	180
2018 divestitures	(29)	—	—	—	—	(56)	—
2018 divestitures depreciation and amortization	(1)	—	—	—	—	(1)	—
EBITDA	$ 122	$ 96	$ 208	$ (117)	$ (7)	$ 544	$ 180
EBITDA Margin	*9.2%*	*6.8%*	*15.0%*	*(9.0)%*	*(0.5)%*	*9.7%*	*3.3%*
EBITDA	$ 122	$ 96	$ 208	$ (117)	$ (7)	$ 544	$ 180
Restructuring and related costs	25	20	17	31	13	101	81
Separation costs	4	—	—	—	—	12	—
(Gain) loss on divestitures and transaction costs	(1)	15	(60)	54	33	(42)	42
Litigation costs (recoveries), net	3	31	4	78	114	(11)	227
(Gain) loss on extinguishment of debt	—	—	—	108	—	—	108
Other (income) expenses, net	3	(1)	(2)	4	4	(7)	5
NY MMIS charge (credit)	(1)	—	(1)	(1)	—	9	(2)
HE charge (credit)	—	—	—	—	(1)	(8)	(1)
Adjusted EBITDA	155	161	166	157	156	598	640
Adjusted EBITDA Margin	11.6%	11.3%	12.0%	12.0 %	12.2%	10.7%	11.9%

(1) Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and divestiture impact over the same period year over year

28

Non-GAAP Reconciliation: Segment Adjusted EBITDA[1]

CONDUENT

(in millions)	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2017	FY 2018
Commercial Industries							
Segment GAAP revenue	$ 682	$ 653	$ 626	$ 619	$ 649	$ 2,685	$ 2,547
Segment profit	$ 154	$ 110	$ 120	$ 127	$ 143	$ 563	$ 500
Segment depreciation and amortization	23	28	25	22	22	98	97
Adjusted Segment EBITDA	$ 177	$ 138	$ 145	$ 149	$ 165	$ 661	$ 597
Adjusted EBITDA Margin	*26.0%*	*21.1%*	*23.2%*	*24.1%*	*25.4%*	*24.6%*	*23.4%*
Government Services							
Segment GAAP revenue	$ 352	$ 335	$ 341	$ 338	$ 337	$ 1,433	$ 1,351
Segment profit	$ 96	$ 108	$ 100	$ 106	$ 110	$ 398	$ 424
Segment depreciation and amortization	9	7	9	7	7	41	30
EBITDA	$ 105	$ 115	$ 109	$ 113	$ 117	$ 439	$ 454
EBITDA Margin	*29.8%*	*34.3%*	*32.0%*	*33.4%*	*34.7%*	*30.6%*	*33.6%*
Segment EBITDA	$ 105	$ 115	$ 109	$ 113	$ 117	$ 439	$ 454
NY MMIS charge (credit)[2]	(1)	—	(1)	(1)	—	9	(2)
HE charge (credit)[2]	—	—	—	—	(1)	(8)	(1)
Adjusted Segment EBITDA	$ 104	$ 115	$ 108	$ 112	$ 116	$ 440	$ 451
Adjusted EBITDA Margin	*29.5%*	*34.3%*	*31.7%*	*33.1%*	*34.4%*	*30.7%*	*33.4%*
Transportation							
Segment GAAP revenue	$ 198	$ 176	$ 180	$ 184	$ 189	$ 767	$ 729
GAAP Segment profit (loss)	$ 34	$ 27	$ 25	$ 30	$ 31	$ 114	$ 113
Segment depreciation and amortization	9	8	10	9	9	43	36
Adjusted Segment EBITDA	$ 43	$ 35	$ 35	$ 39	$ 40	$ 157	$ 149
Adjusted EBITDA Margin	*21.7%*	*19.9%*	*19.4%*	*21.2%*	*21.2%*	*20.5%*	*20.4%*

29

Non-GAAP Reconciliation: Segment Adjusted EBITDA(1) (in millions) Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2017 FY 2018 Other Segment GAAP revenue $ 261 $ 256 $ 240 $ 163 $ 107 $ 1,137 $ 766 GAAP Segment profit (loss) $ 30 $ 36 $ 37 $ 10 $ (3) $ 144 $ 80 Segment depreciation and amortization 3 3 3 1 3 15 10 Adjusted Segment EBITDA $ 33 $ 39 $ 40 $ 11 $ — $ 159 $ 90 Adjusted EBITDA Margin 12.6% 15.2% 16.7% 6.7% — % 14.0% 11.7 % Shared IT / Infrastructure & Corporate Costs (Corporate) Corporate GAAP revenue $ — $ — $ — $ — $ — $ — $ — Corporate profit (loss) $ (183) $ (176) $ (172) $ (168) $ (179) $ (802) $ (695) Corporate depreciation and amortization 14 10 10 14 14 57 48 EBITDA $ (169) $ (166) $ (162) $ (154) $ (165) (745) (647) EBITDA Margin — % — % — % — % — % — % — % (1) Certain reclassifications have been made to prior year information to conform to current year presentation. (2) HE and NY MMIS business moved from Other segment into the Government Services segment effective Q1 2018. 30

Non-GAAP Reconciliation: Segment Adjusted EBITDA(1)

CONDUENT

(in millions)	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2017	FY 2018
	Adjusted for 606 and Divestitures(1)						
Commercial Industries							
Segment GAAP revenue	$ 682	$ 653	$ 626	$ 619	$ 649	$ 2,685	$ 2,547
ASC 606 adjustment	(23)	—	—	—	—	(92)	—
Segment Revenue Adjusted for 606	$ 659	$ 653	$ 626	$ 619	$ 649	$ 2,593	$ 2,547
Segment profit	$ 154	$ 110	$ 120	$ 127	$ 143	$ 563	$ 500
Segment depreciation and amortization	23	28	25	22	22	98	97
ASC 606 adjustment	(1)	—	—	—	—	(5)	—
Segment EBITDA Adjusted for 606	$ 176	$ 138	$ 145	$ 149	$ 165	$ 656	$ 597
Adjusted EBITDA Margin	26.7%	21.1%	23.2%	24.1%	25.4%	25.3%	23.4%
Government Services							
Segment GAAP revenue	$ 352	$ 335	$ 341	$ 338	$ 337	$ 1,433	$ 1,351
ASC 606 adjustment	(7)	—	—	—	—	(26)	—
Segment Revenue Adjusted for 606	$ 345	$ 335	$ 341	$ 338	$ 337	$ 1,407	$ 1,351
Segment profit	$ 96	$ 108	$ 100	$ 106	$ 110	$ 398	$ 424
Segment depreciation and amortization	9	7	9	7	7	41	30
ASC 606 adjustment	(1)	—	—	—	—	(3)	—
Segment EBITDA Adjusted for 606	$ 104	$ 115	$ 109	$ 113	$ 117	$ 436	$ 454
EBITDA Margin	30.1%	34.3%	32.0%	33.4%	34.7%	31.0%	33.6%
Segment EBITDA Adjusted for 606	$ 104	$ 115	$ 109	$ 113	$ 117	$ 436	$ 454
NY MMIS charge (credit)(2)	(1)	—	(1)	(1)	—	9	(2)
HE charge (credit)(2)	—	—	—	—	(1)	(8)	(1)
Adjusted Segment EBITDA	$ 103	$ 115	$ 108	$ 112	$ 116	$ 437	$ 451
Adjusted EBITDA Margin	29.9%	34.3%	31.7%	33.1%	34.4%	31.1%	33.4%

(1) Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures. Certain reclassifications have been made to prior year information to conform to current year presentation.

(2) HE and NY MMIS business moved from Other segment into the Government Services segment effective Q1 2018.

31

Non-GAAP Reconciliation: Segment Adjusted EBITDA(1) Adjusted for 606 and Divestitures(1) (in millions) Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2017 FY 2018 Transportation Segment GAAP revenue $ 198 $ 176 $ 180 $ 184 $ 189 $ 767 $ 729 ASC 606 adjustment (10) — — — — (42) — Segment Revenue Adjusted for 606 $ 188 $ 176 $ 180 $ 184 $ 189 $ 725 $ 729 Segment profit $ 34 $ 27 $ 25 $ 30 $ 31 $ 114 $ 113 Segment depreciation and amortization 9 8 10 9 9 43 36 ASC 606 adjustment (1) — — — — (3) — Segment EBITDA Adjusted for 606 $ 42 $ 35 $ 35 $ 39 $ 40 $ 154 $ 149 Adjusted EBITDA Margin 22.3% 19.9% 19.4% 21.2% 21.2% 21.2% 20.4% (1) Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and revenue and (income) loss from divestitures. Certain reclassifications have been made to prior year information to conform to current year presentation. 32 (2) HE and NY MMIS business moved from Other segment into Government Services segment effective Q1 2018.

Non-GAAP Reconciliation: Segment Adjusted EBITDA[1] Continued

CONDUENT

(Adjusts all periods for full divestiture impact)

(in millions)	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2017	FY 2018
	Adjusted for 606 and Divestitures[1]						
Other Segment							
Segment GAAP revenue	$ 261	$ 256	$ 240	$ 163	$ 107	$ 1,137	$ 766
ASC 606 adjustment	(1)	—	—	—	—	(6)	—
2017 divestitures	—	—	—	—	—	(59)	—
Segment Revenue Adjusted for 606 and 2017 Divestitures	260	256	240	163	107	1,072	766
2018 divestitures	(249)	(248)	(238)	(162)	(104)	(997)	(752)
Adjusted Segment Revenue	$ 11	$ 8	$ 2	$ 1	$ 3	$ 75	$ 14
Segment profit (loss)	$ 30	$ 36	$ 37	$ 10	$ (3)	$ 144	$ 80
Segment depreciation and amortization	3	3	3	1	3	15	10
ASC 606 adjustment	—	—	—	—	—	—	—
2017 divestitures	—	—	—	—	—	(7)	—
2017 divestitures depreciation and amortization	—	—	—	—	—	1	—
Segment EBITDA Adjusted for 606 and 2017 Divestitures	33	39	40	11	—	153	90
2018 divestitures	(32)	(39)	(41)	(15)	(3)	(121)	(98)
2018 divestitures depreciation and amortization	(3)	(2)	(2)	—	(3)	(14)	(7)
Adjusted Segment EBITDA	$ (2)	$ (2)	$ (3)	$ (4)	$ (6)	$ 18	$ (15)
Adjusted EBITDA Margin	*(18.2)%*	*(25.0)%*	*(150.0)%*	*(400.0)%*	*(200.0)%*	*24.0%*	*(107.1)%*

(1) Adjusted for the estimated impact from the adoption of the 606 accounting standard, had it been applicable in FY 2017 and adjusts all periods for divestiture impact. Certain reclassifications have been made to prior year information to conform to current year presentation.

33

Non-GAAP Reconciliation: Segment Adjusted EBITDA(1) Continued (Adjusts all periods for full divestiture impact) Adjusted for 606 and Divestitures(1) (in millions) Q4 2017 Q1 2018 Q2 2018 Q3 2018 Q4 2018 FY 2017 FY 2018 Shared IT / Infrastructure & Corporate Costs (Corporate) Corporate GAAP revenue $ — $ — $ — $ — $ — $ — $ — Adjusted Corporate Revenue $ — $ — $ — $ — $ — $ — $ — Corporate profit (loss) $ (183) $ (176) $ (172) $ (168) $ (179) $ (802) $ (695) Corporate depreciation and amortization 14 10 10 14 14 57 48 Adjusted Corporate EBITDA $ (169) $ (166) $ (162) $ (154) $ (165) $ (745) $ (647) Adjusted EBITDA Margin —% —% —% —% —% —% —% 34

Non-GAAP Reconciliation: Adj. Free Cash Flow Three Months Ended December 31, Years Ended December 31, (in millions) 2018 2017 2018 2017 Operating Cash Flow $ 253 $ 236 $ 283 $ 300 Cost of additions to land, buildings and equipment (60) (39) (179) (96) Proceeds from sales of land, buildings and equipment 1 — 13 33 Cost of additions to internal use software (14) (10) (45) (36) Tax payment related to divestitures 50 — 90 — Vendor financed capital leases — — (14) (16) Transaction costs 14 — 33 — Transaction costs tax benefit (5) — (5) — Debt buyback tax benefit (26) — (26) — Deferred compensation tax benefit (31) — (31) — Deferred compensation payments and adjustments 77 17 99 28 Adjusted Free Cash Flow $ 259 $ 204 $ 218 $ 213 35

Non-GAAP Reconciliation: Adjusted Cash As of September 30, As of December 31, As of December 31, (in millions) 2018 2018 2017 Cash and cash equivalents $ 586 $ 756 $ 658 Deferred compensation payments and adjustments 22 99 17 Deferred compensation payable (99) (99) (116) Adjusted cash and cash equivalents $ 509 $ 756 $ 559 36

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